Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Usio, Inc.

San Antonio, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2023, with respect to the consolidated financial statements of Usio, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ ADKF, P.C.
ADKF, P.C.
San Antonio, TX
July 24, 2023